EXHIBIT 99

Reconciliation of Non-GAAP financial measures to the corresponding GAAP measure (Unaudited)—June 30, 2005

(Dollars in millions, except per share amounts)

A.                Free Cash Flow

Quarter

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004, TO FREE CASH FLOW FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004	Increase
Cash provided by operating activities for the six months ended June 30, 2005 and 2004	$128.5	$111.5	15%
Adjustments to reconcile cash provided by operating activities for the six months ended June 30, 2005 and 2004, to free cash flow for the three months ended June 30, 2005 and 2004:
Cash provided by operating activities for the three months ended March 31, 2005 and 2004	(40.1)	(31.0)
Cash provided by operating activities for the three months ended June 30, 2005 and 2004	88.4	80.5
Additions to property and equipment for the three months ended June 30, 2005 and 2004	(12.3)	(11.6)
Free cash flow for the three months ended June 30, 2005 and 2004	$76.1	$68.9	10%

YTD

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004, TO FREE CASH FLOW FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004	Increase
Cash provided by operating activities for the six months ended June 30, 2005 and 2004	$128.5	$111.5	15%
Adjustments to reconcile cash provided by operating activities for the six months ended June 30, 2005 and 2004, to free cash flow for the six months ended June 30, 2005 and 2004:
Additions to property and equipment for the six months ended June 30, 2005 and 2004	(22.1)	(20.1)
Free cash flow for the six months ended June 30, 2005 and 2004	$106.4	$91.4	16%

B.               Income from continuing operations excluding the impact of the FACT Act, the sale of investment in Intersections Inc. and asset impairment and related charges

	2nd Quarter
	2005				2004
	Pre-tax	After-tax	EPS	EPS Growth	Pre-tax		After-tax	EPS
Income from continuing operations	$98.0	$62.6	$0.47	(18)%	$122.8		$77.0	$0.58
FACT Act regulatory recovery fee	(9.6)	(6.1)	(0.05)		—		—	—
FACT Act expenses	5.7	3.6	0.03		—		—	—
Sale of investment in Intersections Inc.	—	—	—		(36.8)		(23.0)	(0.17)
Asset impairment and related charges	—	—	—		2.4	*	1.5	0.01
Income from continuing operations—excluding FACT Act, sale of investment in Intersections Inc. and asset impairment and related charges	$94.1	$60.1	$0.45	9%	$88.4		$55.5	$0.42

	YTD
	2005				2004
	Pre-tax	After-tax	EPS	EPS Growth	Pre-tax		After-tax	EPS
Income from continuing operations	$192.3	$121.2	$0.91	(5)%	$205.3		$128.8	$0.96
FACT Act regulatory recovery fee	(18.6)	(11.7)	(0.09)		—		—	—
FACT Act expenses	12.1	7.5	0.06		—		—	—
Sale of investment in Intersections Inc.	—	—	—		(36.8)		(23.0)	(0.17)
Asset impairment and related charges	—	—	—		2.4	*	1.5	0.01
Income from continuing operations—excluding FACT Act, sale of investment in Intersections Inc. and asset impairment and related charges	$185.8	$117.0	$0.88	11%	$170.9		$107.3	$0.80

*                    Excludes $5.2 million in previously reported asset impairment and related charges related to Italy. These charges were reclassified in the fourth quarter of 2004 to loss from discontinued operations.

C.     Consolidated revenue growth, excluding regulatory recovery fee

	2nd Quarter
	2005	2004	Growth $	Growth %
Operating revenue	$363.4	$315.4	$48.0	15%
FACT Act regulatory recovery fee	(9.6)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$353.8	$315.4	$38.4	12%

	YTD
	2005	2004	Growth $	Growth %
Operating revenue	$706.8	$625.3	$81.5	13%
FACT Act regulatory recovery fee	(18.6)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$688.2	$625.3	$62.9	10%

nm—not meaningful

D.              North America Information Services revenue growth, excluding regulatory recovery fee

	2nd Quarter
	2005	2004	Growth $	Growth %
Operating revenue	$205.8	$176.1	$29.7	17%
FACT Act regulatory recovery fee	(9.6)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$196.2	$176.1	$20.1	11%

	YTD
	2005	2004	Growth $	Growth %
Operating revenue	$398.3	$349.9	$48.4	14%
FACT Act regulatory recovery fee	(18.6)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$379.7	$349.9	$29.8	9%

nm—not meaningful

E.               U.S. Consumer and Commercial Services revenue growth, excluding regulatory recovery fee

	2nd Quarter
	2005	2004	Growth $	Growth %
Operating revenue	$156.2	$132.0	$24.2	18%
FACT Act regulatory recovery fee	(8.9)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$147.3	$132.0	$15.3	12%

	YTD
	2005	2004	Growth $	Growth %
Operating revenue	$300.6	$264.0	$36.6	14%
FACT Act regulatory recovery fee	(17.1)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$283.5	$264.0	$19.5	7%

nm—not meaningful

F.                Mortgage Services revenue growth, excluding regulatory recovery fee

	2nd Quarter
	2005	2004	Growth $	Growth %
Operating revenue	$21.8	$19.5	$2.3	12%
FACT Act regulatory recovery fee	(0.7)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$21.1	$19.5	$1.6	8%

	YTD
	2005	2004	Growth $	Growth %
Operating revenue	$43.2	$37.9	$5.3	14%
FACT Act regulatory recovery fee	(1.5)	—	nm	nm
Operating revenue, excluding regulatory recovery fee	$41.7	$37.9	$3.8	10%

nm—not meaningful

G.              Information Services operating income, excluding FACT Act-related operating (income) expense

	2nd Quarter
	2005	2004	Growth $	Growth%
Operating income	$88.1	$74.5	$13.6	18%
FACT Act operating (income) expense	(4.3)	—	nm	nm
Operating income, excluding FACT Act operating
(income) expense	$83.8	$74.5	$9.3	12%

	YTD
	2005	2004	Growth $	Growth%
Operating income	$172.4	$149.4	$23.0	15%
FACT Act operating (income) expense	(7.3)	—	nm	nm
Operating income, excluding FACT Act operating
(income) expense	$165.1	$149.4	$15.7	11%

nm—not meaningful

H.     Personal Solutions operating income, excluding FACT Act-related operating expense

	2nd Quarter
	2005	2004
Operating income	$4.3	$5.4
FACT Act operating expense	0.1	—
Operating income, excluding FACT Act operating expense	$4.4	$5.4

	YTD
	2005	2004
Operating income	$7.3	$12.2
FACT Act operating expense	0.2	—
Operating income, excluding FACT Act operating expense	$7.5	$12.2

I.      Corporate operating income, excluding FACT Act-related operating expense

	2nd Quarter
	2005	2004
Operating income	$(21.4)	$(14.4)
FACT Act operating expense	0.3	—
Operating income, excluding FACT Act operating expense	$(21.1)	$(14.4)

	YTD
	2005	2004
Operating income	$(39.3)	$(29.8)
FACT Act operating expense	0.6	—
Operating income, excluding FACT Act operating expense	$(38.7)	$(29.8)

Notes to Our Non-GAAP Financial Measures That Supplement GAAP Accounting Measures

Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) contained in the preceding reconciliation and in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section of the Form 10-Q report are supplemented by disclosures that are not prepared in conformity with GAAP. These non-GAAP disclosures exclude certain items from the nearest equivalent GAAP presentations. We believe that a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by unique large factors or one-time events. For example, events or trends in a particular business segment may be so significant as to obscure patterns and trends of our business in total. For this reason, we believe that investors may find it useful to see our “free cash flow” as well as our revenue growth and operating income excluding the effects of the FACT Act and the unusual items from the second quarter of 2004 (which included a gain from the sale of our investment in Intersections Inc. and an impairment charge relating to our Marketing business).

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.  They are presented because management believes this information provides (1) a more meaningful, consistent comparison of the Company’s underlying operational performance and trends for the periods presented, on a basis consistent with our chief decision makers’ means of evaluating operating performance, including those related to staffing, future management priorities and how it will direct future operating expenses; and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. When used in MD&A, we have provided the most directly comparable GAAP measure in the discussion. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below.

Free Cash Flow—We calculate free cash flow by subtracting capital-related expenditures from cash provided by (used in) operating, financing and investing activities. We believe free cash flow provides an important measure because it is one factor in determining the Company’s liquidity and financial health, showing the cash generated by us that is available to be used for dividends and discretionary investment. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies.

Income from Continuing Operations, Excluding the Impact of the FACT Act, the Sale of Investment in Intersections Inc. and Asset Impairment Charge and Related Charges—The FACT Act, which is summarized under “FACT Act Update” in the Management’s Discussion and Analysis section of the Form 10-Q, impacts the comparability of results and growth rates of certain of the Company’s North America Information Services business, including its underlying U.S. Consumer and Commercial, Mortgage Services, Information Services and Personal Solutions businesses. Management believes that excluding the impact of the FACT Act provides a useful perspective on changes in the basic underlying operations of these businesses and the Company as a whole, and is a key indicator of financial performance. The sale in the second quarter of 2004 of Intersections for an after-tax net gain of $23 million was a material and unusual gain relative to the operating results for the periods presented. The asset impairment and related charges totaling $2 million for the second quarter of 2004 were also of a material and unusual nature for the operating results for the periods presented.

Consolidated Revenue Growth, Excluding Regulatory Recovery Fee; North America Information Services Revenue Growth, Excluding Regulatory Recovery Fee; U.S. Consumer and Commercial Revenue Growth, Excluding Regulatory Recovery Fee; Mortgage Services Revenue Growth, Excluding Regulatory Recovery Fee—As noted previously, we began assessing a regulatory recovery fee for certain of our business-to-business products in December 2004 to help mitigate the costs required to comply with the provisions of the FACT Act. We believe providing revenue measures excluding this fee provides a more consistent comparison of the Company’s underlying operating results and trends for the periods presented, on a basis consistent with management’s means of evaluating revenue growth. The fee was not in effect in the second quarter of 2004, and the phase-in of FACT Act requirements will not be completed until later in 2005.

Information Services Operating Income, Excluding FACT Act-Related Operating (Income) Expense; Personal Solutions Operating Income, Excluding FACT Act-Related Operating Expense; Corporate Operating Income, Excluding FACT Act-Related Operating Expense—Management believes that excluding the impact of FACT Act-related operating income and expense provides a more consistent comparison of the Company’s underlying operating results and trends for the periods presented, on a basis consistent with management’s means of evaluating overall corporate operating performance as well as that of Information Services and Personal Solutions, the operating units most affected by the free credit report and other burdensome provisions of the FACT Act. These provisions were not in effect in the second quarter of 2004, and the phase-in of FACT Act requirements will not be completed until later in 2005.